TO BUSINESS EDITOR:

                   Service Corporation International Announces
                      First Quarter 2008 Financial Results

- Conference call on Thursday, May 8, 2008, at 9:00 a.m. Central Daylight Time.

    HOUSTON, May 7 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), a provider of deathcare products and services, today reported results for the first quarter 2008. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

                                                         Three Months Ended
    (In millions, except for per share amounts)               March 31,
                                                       ----------------------
                                                         2008           2007
                                                       ---------    ---------
    Revenues                                           $573.5         $607.6
    Operating income                                    $99.4          $98.1
    Net income                                          $41.5          $37.6
    Diluted earnings per share                           $.16           $.13
    Earnings from continuing operations excluding
     special items(1)                                   $51.8          $51.7
    Diluted earnings per share from continuing
     operations excluding special items(1)               $.20           $.17
    Diluted weighted average shares outstanding         264.8          298.6
    Net cash provided by operating activities           $46.3         $127.9
    Net cash provided by operating activities
     excluding special items(1)                        $136.3         $127.9

     (1) Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the heading "Non-GAAP Financial Measures".

    Highlights:

     * Diluted earnings per share from continuing operations excluding special items increased 18% to $0.20 compared to $0.17.

     * Revenues decreased $34.1 million, or 5.6%, primarily due to significant divestiture activity throughout 2007 which included 55 FTC-mandated properties and 349 non-strategic locations. These divestitures produced total proceeds of over $400 million.

     * Comparable average revenue per funeral service increased 5.3%. Comparable funeral services performed were 0.9% below prior year levels.

     * Comparable cemetery property sales production increased 7% compared to prior year levels.

     * Comparable cemetery property revenue decreased $7.2 million due to previously disclosed one-time construction revenues of $10.8 million primarily at our Rose Hills cemetery in the first quarter of 2007 that were not repeated in 2008.

     * Excluding a $90 million U.S. federal tax payment in the first quarter of 2008 related to certain divestitures, cash flow from operating activities increased $8.4 million compared to the prior year.

     * SCI returned more than $47 million in capital to shareholders in the first quarter of 2008 through a combination of dividends and share repurchases.

      Tom Ryan, the Company's President and Chief Executive Officer, commented on the first quarter of 2008:

      "We are encouraged by our strong operating performance in the first quarter of 2008, particularly in the funeral segment of our business. Comparable funeral revenues grew by 5% as we continue to see the benefits from the implementation of strategic pricing initiatives at the former Alderwoods locations. The enhanced revenues generated substantial margin improvement against a leaner infrastructure created by the synergies from the Alderwoods transaction. Cemetery margins decreased from the prior year as certain high-margin construction projects completed in 2007 were not repeated in 2008. However, we are pleased with the momentum in cemetery sales production, especially in these challenging economic times for consumers."

      REVIEW OF FIRST QUARTER 2008 RESULTS

      The following table represents consolidated results of operations. These results are impacted by significant divestiture activity in 2007, including 55 FTC-mandated properties and 349 non-strategic locations. These divestitures produced total proceeds of over $400 million.


        (In millions)
                                                      Three Months Ended
                                                             March 31,
                                                     ------------------------
                                                      2008             2007
                                                     ----------    ----------
    Funeral
    Funeral revenues                                 $405.6           $422.9
    Gross profit                                     $108.5           $102.3
    Gross margin percentage                           26.8%            24.2%

    Cemetery
    Cemetery revenues                                $167.9           $184.7
    Gross profit                                      $29.1            $38.7
    Gross margin percentage                           17.3%            21.0%

      Comparable Funeral Results for the First Quarter 2008

      The table below details comparable funeral results of operations ("same store") for the three months ended March 31, 2008 and 2007, including the properties that we acquired in the Alderwoods transaction. We consider comparable operations as those owned for the entire period beginning January 1, 2007 and ending March 31, 2008.

(In millions, except funeral services performed, total preneed funeral contracts, and average revenue per funeral service or per contract sold)

                                                      Three Months Ended
                                                           March 31,
                                                    2008               2007
                                                 ----------         ----------
    Comparable funeral revenue:
       Atneed revenue                              $266.6             $261.0
       Recognized preneed revenue                   123.6              113.0
       General agency revenues(1)                    11.6                8.9
       Other revenue                                  2.3                2.1
                                                 ----------         ----------
    Total comparable funeral revenues              $404.1             $385.0

    Comparable funeral gross profit                $108.8              $94.0
    Comparable funeral gross margin percentage      26.9%              24.4%

    Comparable funeral services performed:
       Preneed                                     25,791             25,266
       Atneed                                      51,305             52,536
                                                 ----------         ----------
       Total                                       77,096             77,802

    Comparable average revenue per funeral
     service                                       $5,061             $4,807

    Comparable preneed funeral sales production:
       Sales                                       $107.2             $110.4
       Total preneed funeral contracts sold        19,068             20,741
       Average revenue per contract sold           $5,622             $5,323

     (1) General Agency (GA) revenues are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.


      Comparable funeral revenue increased 5.0% primarily due to increased average revenue per funeral service. Comparable gross profit and gross margins increased as a result of the increase in revenue as well as decreased costs resulting from the elimination of duplicative processes and other synergies achieved during the Alderwoods integration as well as other cost initiatives.

      Comparable Cemetery Results for the First Quarter 2008

      The table below details comparable cemetery results of operations ("same store") for the three months ended March 31, 2008 and 2007, including the properties that we acquired in the Alderwoods transaction. We consider comparable operations as those owned for the entire period beginning January 1, 2007 and ending March 31, 2008.


    (In millions)                                      Three Months Ended
                                                            March 31,
                                                    -------------------------
                                                       2008             2007
                                                    ----------     ----------
    Comparable cemetery revenue:
       Atneed revenue                                 $65.5            $67.9
       Recognized preneed revenue                      79.6             79.6
       Other revenue (1)                               22.3             24.3
                                                    ----------     ----------
    Total comparable cemetery revenues               $167.4           $171.8

    Comparable cemetery gross profit                  $29.2            $38.3
    Comparable cemetery gross margin percentage       17.4%            22.3%

    Comparable preneed and atneed cemetery sales production:
       Preneed and atneed sales                      $158.4           $154.3
       Recognition rate (2)                           91.6%            95.6%

     (1) Other cemetery revenue is primarily related to endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installments contracts.

     (2) Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.


     * Comparable cemetery revenues decreased $4.4 million, or 2.6%. This was driven by $10.8 million recognized in the first quarter of 2007 from one-time construction projects primarily at our Rose Hills cemetery. As anticipated, no major construction projects were completed in the first quarter of 2008 and we remain confident in our forecasted construction revenue for the remainder of 2008. Increases in both comparable merchandise and services revenue partially offset this decline.

     * Comparable cemetery gross profit decreased $9.1 million, and the comparable gross margin percentage was 17.4% compared to 22.3% in the prior year. The lower margin percentage is driven by the $10.8 million decreased cemetery property construction revenue described above, which typically generates comparatively higher margins. After adjusting out this and all other year-over-year variances in cemetery property construction revenues and associated costs from both our 2008 and 2007 gross margins, the 2008 margin percentage would be 17.4% compared to 17.7% in the prior year.

     * Comparable cemetery preneed and atneed property sales production increased 7% compared to prior year levels.

    Other First Quarter 2008 Financial Results

     * General and administrative expenses decreased $10.2 million primarily due to a decrease of $10.1 million in transition costs related to the acquisition of Alderwoods. In the first quarter of 2008, general and administrative expenses included $1.2 million on a pretax basis relative to the Alderwoods transition costs.

     * Pretax losses on divestitures and impairment charges were $12.0 million compared to $7.7 million.

     * Interest expense decreased $3.5 million due to the repayment of debt in 2007.

      Cash Flow and Capital Spending

      Net cash provided by operating activities was $46.3 million in the first quarter of 2008 compared to $127.9 million in the first quarter of 2007. As discussed when providing our outlook for 2008, we made a $90 million federal tax payment in March 2008 related to gains on the sale of our equity investment in French operations and other major divestitures. Adjusting for this tax payment, cash flows from operating activities generated $136 million versus $128 million, or an $8.4 million increase compared to the prior year. This increase is due to a decrease in cash interest payments and lower costs from the elimination of duplicative processes and other synergies achieved during the Alderwoods integration. These improvements were partially offset by cash flows from divested businesses and the receipt of $7.6 million of insurance proceeds related to Hurricane Katrina in 2007 that did not recur in 2008 and decreases in cash flow from operations that were divested in 2007.

      A summary of our capital expenditures is set forth below:


    (In millions)                                    Capital Expenditures
                                                  ----------------------------
                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                     2008               2007
                                                  ------------    ------------
    Capital improvements at existing locations       14.2               15.1
    Development of cemetery property                 10.6               10.0
    Construction of new funeral home facilities
     and other growth capital                         4.4                1.1
                                                  ------------    ------------
    Total capital expenditures                      $29.2              $26.2
                                                  ============    ============


      NON-GAAP FINANCIAL MEASURES

      Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are all non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations. We also believe this measure helps facilitate comparisons to our competitors' operating results. Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income and diluted earnings per share from continuing operations excluding special items to our reported diluted EPS. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)

                                         Three Months Ended March 31,
                                  --------------------------------------------
                                          2008                   2007
                                  -------------------    ---------------------
                                    Net         Diluted     Net        Diluted
                                   Income         EPS      Income        EPS
                                  --------     --------   --------    --------
    Net income as reported         $41.5         $.16      $37.6        $.13

    After-tax reconciling items:
       Losses on divestitures
        and impairment charges, net  9.6          .04        8.6         .03
       Loss on early extinguishment
        of debt                        -            -        1.4           -
       Alderwoods transition
        and other costs              0.7            -        7.0         .02
       Discontinued operations         -            -       (2.9)       (.01)
                                  --------     --------   --------    --------
    Earnings from continuing
     operations excluding special
     items                         $51.8         $.20      $51.7        $.17
                                  ========     ========   ========    ========


    Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.


                                                         Three Months Ended
    (In millions)                                              March 31,
                                                        ---------------------
                                                          2008          2007
                                                        ---------    ---------
    Net cash provided by operating activities, as
     reported                                            $46.3        $127.9
    United States federal transaction-related tax
     payment                                              90.0             -
                                                        ---------    ---------
    Net cash provided by operating activities
     excluding special items                            $136.3        $127.9
                                                        =========    =========

      Conference Call and Webcast

      We will host a conference call on Thursday, May 8, 2008, at 9:00 a.m. Central Daylight Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (617) 597-5324 with the passcode of 83373396. The conference call will also be broadcast live via the Internet and can be accessed through our website at http://www.sci-corp.com. A replay of the conference call will be available through May 15, 2008 and can be accessed at (617) 801-6888 with the passcode of 66060160. Additionally, a replay of the conference call will be available on our website for approximately ninety days on the Investors page under the subheading "Conference Calls" at http://www.sci-corp.com/ConfCalls.html.

      Cautionary Statement on Forward-Looking Statements

      The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

     * Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.
     * The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.
     * Allegations regarding compliance with laws, regulations, industry standards, and customs regarding burial procedures and practices.
     * The amounts payable by us with respect to our outstanding legal matters exceed our established reserves.
     * The outcome of pending Internal Revenue Service audits. We maintain accruals for tax liabilities which relate to uncertain tax matters. If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be reversed through the tax provision at the time of resolution.
     * Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

     * Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
     * Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
     * Our ability to successfully access surety and insurance markets at a reasonable cost.
     * Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
     * The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.
     * The possibility that our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
     * Our ability to buy our common stock under our share repurchase programs which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2007 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    About Service Corporation International
    Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2008, we owned and operated more than 1,300 funeral homes and 350 cemeteries (of which over 200 are combination locations) in 43 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com. For more information about Dignity Memorial(R), please visit http://www.dignitymemorial.com.


    For additional information contact:

    Investors: Debbie Young - Director / Investor Relations     (713) 525-9088

    Media:     Lisa Marshall - Managing Director /
               Corporate Communications                         (713) 525-3066

                        SERVICE CORPORATION INTERNATIONAL
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (UNAUDITED) (In
                      thousands, except per share amounts)

                                                     Three Months Ended
                                                          March 31,
                                                ------------------------------
                                                    2008               2007
                                                ------------      ------------
    Revenues                                     $573,451           $607,555
    Costs and expenses                           (435,854)          (466,572)
                                                ------------      ------------
    Gross profit                                  137,597            140,983
                                                ------------      ------------
    General and administrative expenses           (25,075)           (35,228)
    Loss on divestitures and impairment
     charges, net                                 (12,046)            (7,680)
    Other operating expense                        (1,106)                 -
                                                ------------      ------------
    Operating income                               99,370             98,075

    Interest expense                              (34,069)           (37,597)
    Loss on early extinguishment of debt                -             (2,358)
    Equity in earnings of unconsolidated
     subsidiaries                                       -                711
    Other income (expense), net                     1,172               (617)
                                                ------------      ------------
                                                  (32,897)           (39,861)
                                                ------------      ------------
    Income from continuing operations
     before income taxes                           66,473             58,214
    Provision for income taxes                    (24,969)           (23,497)
                                                ------------      ------------
    Income from continuing operations              41,504             34,717
    Income from discontinued operations
     (net of income tax provision of $0 and
     $737, respectively)                               15              2,925
                                                ------------      ------------
              Net income                          $41,519            $37,642
                                                ============      ============
    Basic earnings per share:
       Income from continuing operations             $.16               $.12
       Income from discontinued operations,
        net of tax                                      -                .01
                                                ------------      ------------
              Net income                             $.16               $.13
                                                ============      ============
    Diluted earnings per share:
       Income from continuing operations             $.16               $.12
       Income from discontinued operations,
        net of tax                                      -                .01
                                                ------------      ------------
                   Net income                        $.16               $.13
                                                ============      ============
    Basic weighted average number of shares       260,805            293,096
                                                ============      ============
    Diluted weighted average number of shares     264,830            298,621
                                                ============      ============
    Dividends declared per share                     $.04               $.03
                                                ============      ============

                        SERVICE CORPORATION INTERNATIONAL
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED) (In
                        thousands, except share amounts)

                                                   March 31,    December 31,
                                                      2008           2007
    ------------------------------------------------------------------------
    Assets
    Current assets:
     Cash and cash equivalents                      $132,475       $168,594
     Receivables, net                                104,434        113,793
     Inventories                                      33,747         36,203
     Deferred tax asset                               73,182         73,182
     Current assets held for sale                      2,560          2,294
     Other                                            31,881         27,261
                                                  -----------    -----------
      Total current assets                           378,279        421,327
                                                  -----------    -----------
    Preneed funeral receivables and trust
     investments                                   1,355,025      1,434,403
    Preneed cemetery receivables and trust
     investments                                   1,345,062      1,428,057
    Cemetery property, at cost                     1,452,443      1,451,666
    Property and equipment, at cost, net           1,556,251      1,569,534
    Non-current assets held for sale                 123,318        122,626
    Goodwill                                       1,226,524      1,198,153
    Deferred charges and other assets                436,490        400,734
    Cemetery perpetual care trust investments        874,688        905,744
                                                  -----------    -----------
                                                  $8,748,080     $8,932,244
                                                  ===========    ===========
    Liabilities & Stockholders' Equity
    Current liabilities:
     Accounts payable and accrued liabilities       $347,795       $343,392
     Current maturities of long-term debt             38,558         36,594
     Current liabilities held for sale                   237            149
     Income taxes                                         23         46,305
                                                  -----------    -----------
      Total current liabilities                      386,613        426,440
                                                  -----------    -----------
    Long-term debt                                 1,840,398      1,820,106
    Deferred preneed funeral revenues                571,805        526,668
    Deferred preneed cemetery revenues               760,511        753,876
    Deferred income taxes                            139,024        140,623
    Non-current liabilities held for sale             91,313         91,928
    Other liabilities                                381,324        383,642
    Non-controlling interest in funeral and
     cemetery trusts                               2,230,721      2,390,288
    Non-controlling interest in cemetery perpetual
     care trusts                                     880,056        906,590

    Stockholders' equity:
     Common stock, $1 per share par value,
      500,000,000 shares authorized, 260,548,606
      and 262,858,169, issued and outstanding
      (net of 4,971,900 and 1,961,300 treasury
      shares, at par, respectively)                  260,549        262,858
     Capital in excess of par value                1,847,057      1,874,600
     Accumulated deficit                            (771,775)      (797,965)
     Accumulated other comprehensive income          130,484        152,590
                                                  -----------    -----------
      Total stockholders' equity                   1,466,315      1,492,083
                                                  -----------    -----------
                                                  $8,748,080     $8,932,244
                                                  ===========    ===========

                        SERVICE CORPORATION INTERNATIONAL
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (UNAUDITED) (In
                                   thousands)

                                                  Three Months Ended March 31,
                                                 -----------------------------
                                                      2008             2007
                                                 -------------   -------------
    Cash flows from operating activities:
      Net income                                    $41,519          $37,642
      Adjustments to reconcile net income to net
       cash provided by operating activities:
          Income from discontinued operations,
           net of tax                                   (15)          (2,925)
          Equity in earnings of unconsolidated
           subsidiaries                                   -             (711)
          Loss on early extinguishment of debt            -            2,358
          Premiums paid on early extinguishment of debt   -             (650)
          Depreciation and amortization              33,201           37,468
          Amortization of cemetery property           7,385            8,213
          Amortization of loan costs                    995            2,114
          Provision for doubtful accounts             1,948            3,562
          Provision for deferred income taxes        19,231           13,728
          Loss on divestitures and impairment
           charges, net                              12,046            7,680
          Share-based compensation                    2,197            3,809
          Excess tax benefits from share based
           awards                                    (1,324)          (3,865)
      Change in assets and liabilities, net of
       effects from acquisitions and divestitures:
          Decrease (increase) in receivables            581             (506)
          (Increase) decrease in other assets        (7,719)           4,452
          Decrease in payables and other
           liabilities                              (80,877)         (11,489)
          Net effect of preneed funeral production
           and maturities                             4,443            1,771
          Net effect of cemetery production and
           deliveries                                12,721           13,061
          Other                                          12              173
                                                 -------------   -------------
    Net cash provided by operating
     activities from continuing operations           46,344          115,885
    Net cash provided by operating activities
     from discontinued operations                         -           12,004
                                                 -------------   -------------
    Net cash provided by operating activities        46,344          127,889
    Cash flows from investing activities:
      Capital expenditures                          (29,240)         (26,238)
      Acquisitions, net of cash acquired             (3,882)            (212)
      Proceeds from divestitures and sales of
       property and equipment                         7,987           43,709
      Net deposits of restricted funds and other    (21,483)            (222)
                                                 -------------   -------------
    Net cash (used in) provided by investing
     activities from continuing operations          (46,618)          17,037
    Net cash provided by (used in) investing
     activities from discontinued operations            858           (6,582)
                                                 -------------   -------------
    Net cash (used in) provided by investing
     activities                                     (45,760)          10,455
    Cash flows from financing activities:
      Proceeds from issuance of long-term debt and
       capital leases                                69,000                -
      Payments of debt                              (46,179)            (516)
      Principal payments on capital leases           (5,888)          (6,795)
      Early extinguishment of debt                        -         (100,000)
      Proceeds from exercise of stock options         1,335            5,889
      Excess tax benefits from share-based awards     1,324            3,865
      Purchase of Company common stock              (36,606)               -
      Payments of dividends                         (10,585)          (8,801)
      Bank overdrafts and other                      (7,829)           6,764
                                                 -------------   -------------
    Net cash used in financing activities
     from continuing operations                     (35,428)         (99,594)
    Net cash used in financing activities
     from discontinued operations                         -             (706)
                                                 -------------   -------------
    Net cash used in financing activities           (35,428)        (100,300)
    Effect of foreign currency                       (1,275)             169
                                                 -------------   -------------
    Net (decrease) increase in cash and
     cash equivalents                               (36,119)          38,213
    Cash and cash equivalents at beginning
     of period                                      168,594           39,880
                                                 -------------   -------------
    Cash and cash equivalents at end of period     $132,475          $78,093
                                                 =============   =============

SOURCE  Service Corporation International